Exhibit 23.2
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                           CONSENT OF SPICER JEFFRIES
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   Consent of Spicer Jeffries & Co., Independent Certified Public Accountants
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We have issued our report dated April 11, 2002, accompanying the consolidated financial statements included in the Annual Report of MoneyZone.com, Inc. on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of MoneyZone.com, Inc. on Form S-8 pertaining to the Company's 2000 Stock Option Plan.

/s/ SPICER JEFFRIES & CO.

Denver, Colorado
July __, 2002